Exhibit 99.2

Pro Forma Consolidated Balance Sheet

December 31, 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Atlanta Property	Sarasota Properties		Pro Forma Reflecting Acquisition
ASSETS
Real estate investments
Income producing property	$192,959	$26,520	$12,485	(1)	$219,479
Tenant improvements	5,458	—	—		5,458
Property under development	225	—	—		225
Land	26,088	6,013	2,436	(1)	34,537
	224,730	32,533	14,921		272,184
Accumulated depreciation	(20,299)	—	—		(20,299)
Real estate investments, net	204,431	32,533	14,921		251,885
Cash and cash equivalents	56,478	—	(17,546	)(2)	38,932
Tenant receivables, net	837	—	—		837
Deferred costs, net	2,105	—	—		2,105
Lease intangibles, net	23,108	4,272	2,552	(1)	29,932
Other assets	5,901	—	—		5,901
Total Assets	$292,860	$36,805	$(73)		$329,592
LIABILITES AND EQUITY
Accounts Payable	$836	$—	$—		$836
Dividends payable	5,681	—	—		5,681
Accrued expenses and other liabilities	2,288	—	—		2,288
Derivative liabilities	397	—	—		397
Debt	42,821	40,005	—		82,826
Total Liabilities	52,023	40,005	—		92,028
Shareholders equity	212,295	(3,200)	(73	)(3)	209,022
Noncontrolling interest	28,542	—	—		28,542
Total Equity	240,837	(3,200)	(73)		237,564
Total Liabilities and Equity	$292,860	$36,805	$(73)		$329,592

See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

Notes to Unaudited Pro Forma Consolidated and Combined Balance Sheet

The unaudited Pro Forma Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of December 31, 2013 reflects the acquisition of the medical office buildings, located in Sarasota, Florida (the “Sarasota Properties”) as if the purchase had occurred on December 31, 2013 and our previously reported acquisition of the Altanta Property, reported on 8-K on March 4, 2014, and Form 8-K/A on May 1, 2014. The pro forma consolidated balance sheet of the Company prior to the acquisition of the Sarasota Properties has been derived from the audited consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

Notes and Management Assumptions

1.              The acquisition of the Sarasota Properties was accounted for using preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition and are therefore subject to change. The fair value of the real estate acquired was determined on an “as if vacant” basis and the cost of the property was allocated between income producing property and in-place leases.

2.              Represents an adjustment to reflect the cash used to acquired the Sarasota Properties.

3.              Represents acquisition costs incurred and paid upon closing of the transaction.

Pro Forma Consolidated and Combined Statement of Operations
For the Year Ended December 31, 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Atlanta Property	Sarasota Properties		Pro Forma Reflecting Acquisition
Revenues:
Rental revenues	$13,565	$3,355	$1,750	(1)	$18,670
Expenses recoveries	3,234	573	194	(2)	4,001
Interest income on real estate loans and other	—	1,105	—		1,105
Total revenues	16,799	5,033	1,944		23,776
Expenses:
Management fee	475	—	—		475
General and administrative	3,214	—	—		3,214
Operations expenses	4,650	2,169	194	(2)	7,013
Depreciation and amortization	5,107	1,908	624	(3)	7,639
Loss on sale of development property	2	—	—		2
Acquisition costs	1,938	—	—		1,938
Total expenses	15,386	4,077	818		20,281
Operating income	1,413	956	1,126		3,495
Interest expense, net	4,295	1,120	—		5,415
Change in fair value of derivatives, net	(246)	—	—		(246)
Combined net loss	(2,636)	(164)	1,126		(1,674)
Less: Net loss attributable to Predessor	576	—	—		576
Less: Net loss attributable to noncontrolling Interests	399	24	(164	)(4)	259
Net (loss)/income attributable to shareholders	$(1,661)	$(140)	$962		$(839)
Net loss per share
Basic and diluted	$(0.13)				$(0.07)

Weighted average common shares:
Basic and diluted	12,883,917				12,883,917

See Notes to Unaudited Pro Forma Consolidated and Combined Statement of Operations.

Basis of Presentation

The unaudited Pro Forma Consolidated and Combined Statements of Operations of Physicians Realty Trust (“the Company”) for the year ended December 31, 2013, reflect the acquisition of the medical office building, located in Sarasota, Florida (the “Sarasota Properties”) as if the purchase had occurred on January 1, 2013 and our previously reported acquisition of the Altanta Property, reported on 8-K on March 4, 2014, and Form 8-K/A on May 1, 2014.  The pro forma consolidated and combined statement of operations of the Company, prior to the acquisition of the Sarasota Properties for the year ended December 31, 2013 has been derived from the audited consolidated and combined statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

Notes and Management Assumptions

1.              Reflects the effect of straight line rental revenue of the Sarasota Properties.

2.              Reflects operating expenses incurred by lessor and reimbursed by the tenants.

3.              Reflects depreciation expense over an average of a 34 year period based on the fair value allocated to the income producing property and amortization of the intangible asset relating to the acquired in-place leases over the remaining life of the leases.

4.              Represents an adjustment to deduct noncontrolling interest income from net income to arrive at net income available to common shareholders.